Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Shareholders

TCP International Holdings Ltd. and subsidiaries:

We consent to the use of our report dated March 4, 2014, except as to note 21 which is as of June 17, 2014, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Cleveland, Ohio

June 23, 2014